UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2006

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Industrial Way,

Coburg, Oregon 97408

 (Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 20, 2006, the Compensation Committee of the Board of Directors of Monaco Coach Corporation took various actions regarding the compensation of Monaco’s executive officers and other key managers.

2006 Annual (Short-term) Incentive Plan

The Committee approved the 2006 Annual (Short-term) Incentive Plan, a cash bonus plan in which executives and key managers participate, and established the performance measures under the Plan for 2006.

•                  The annual performance target is based on achievement by Monaco in 2006 of a target level of earnings before interest, taxes, depreciation and amortization (EBITDA)

•                  A minimum level of return on equity (EBITDA as a percentage of beginning stockholders’ equity) must be achieved by Monaco in 2006 before any bonuses will be paid

•                  The Committee established target bonus levels for each participant that are defined as a percentage of base pay. Bonuses equal to a multiple of a participant’s target bonus amount will be paid based on achievement of the targets for 2006 by Monaco as follows (intermediate percentages are interpolated linearly):

Target EBITDA Achievement	Target Bonus%

50%	No Bonus
75%	50%
100%	100%
125%	150%
150%	200% (maximum)

For 2006, Kay L. Toolson, Chairman and Chief Executive Officer, and John W. Nepute, President, have been designated as participants in Monaco’s Executive Variable Compensation Plan, a compensation plan that has been approved by the stockholders and is designed to permit their bonus payments to be treated as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Their bonuses under this Plan will be determined using the same performance measures as described above for the other executive officers.

Long-term Incentive Program

The Committee also approved grants of Restricted Stock Units (RSUs) and Performance Share Awards (PSAs) to the executive officers and other key managers. These awards will be made under Monaco’s 1993 Incentive Stock Option Plan (the “1993 Plan”), which will be submitted to the stockholders at the 2006 Annual Meeting in May 2006 to approve various amendments. These awards were made in lieu of granting stock options this year.

The RSUs will vest based on the employees’ continued employment with Monaco for specified periods of time, except that the RSUs awarded to Kay L. Toolson, Chairman and Chief Executive Officer, and John W. Nepute, President, also incorporate certain performance targets in addition to time-based vesting.  The RSUs awarded to Messrs. Toolson and Nepute, as well as all of the PSAs, are subject to stockholders approving the amendments to the 1993 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: March 23, 2006	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer